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                                                                    EXHIBIT 11

                            THE LUBRIZOL CORPORATION

                        Computation of Per Share Earnings

                      (In Thousands, Except Per Share Data)

The computation of primary earnings per share and fully diluted earnings per share is as follows:

                                                             For the Year Ended December 31
                                                             ------------------------------
                                                               1996       1995        1994
                                                               ----       ----        ----
         Average shares outstanding
         for computation of primary
         earnings per share                                   60,694     63,840      65,737

         Add adjustment to treat
         shares for options exercised
         as if such shares were out-
         standing during the entire
         year                                                     52         37         183

         Add equivalent shares for
         unexercised options at end
         of year (A)                                             213        352         473
                                                              ------     ------      ------

         Average shares outstanding
         for computation of fully
         diluted earnings per share                           60,959     64,229      66,393
                                                              ======     ======      ======

         Primary earnings per share                            $2.80      $2.37       $2.67
                                                               =====      =====       =====

         Fully diluted earnings per
         share (B)                                             $2.79      $2.36       $2.64
                                                               =====      =====       =====


NOTES:      (A)    Computed under the "Treasury Stock Method" using the higher of quoted ending or average market price.

            (B) Fully diluted earnings per share have not been presented in the consolidated statements of income because the dilutive effect is less than 3%.

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